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                                                                      Exhibit 23


                       CONSENT OF INDEPENDENT AUDITORS
                       -------------------------------

                 We consent to the incorporation by reference in this Annual Report (Form 10-K) of Nordson Corporation of our report dated December 6, 1994 included in the Annual Report to Shareholders of Nordson Corporation for the year ended October 30, 1994.

                 We also consent to the incorporation by reference in the Registration Statements (Forms S-8) listed below and the related prospectuses of Nordson Corporation of our report dated December 6, 1994, with respect to the consolidated financial statements of Nordson Corporation incorporated by reference in this Annual Report (Form 10-K) for the year ended October 30, 1994:

         - Nordson Corporation 1982 Amended and Restated Stock Appreciation Rights Plan (No. 2-66776)
         - Nordson Corporation 1979 Employees Stock Option Plan (No. 2-66776)
         - Nordson Corporation 1982 Incentive Stock Option Plan (Nos. 2-82915 and 33-18279)
         - Nordson Employees' Savings Trust Plan (No. 33-18309)
         - Nordson Corporation 1989 Stock Option Plan (No. 33-32201)
         - Nordson Hourly-Rated Employees' Savings Trust Plan (No. 33-33481)
         - Nordson Corporation 1993 Long-Term Performance Plan (No. 33-67780)
         - Nordson Corporation - Slautterback Corporation 401(k) Profit Sharing Plan (No. 33-73522)




                                        /s/ Ernst & Young LLP
                                        Ernst & Young LLP


Cleveland, Ohio
January 26, 1995